The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 11/30/02 Determination Date: 12/11/02 Distribution Date: 12/16/02 A

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1 Factors per Thousand	60935FAP5	6.40500%	54,493,000.00	0.00	0.00 0.00000000	0.00 0.00000000	0.00	0.00 0.00000000	0.00 0.00000000
A-2 Factors per Thousand	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00 0.00000000	0.00 0.00000000	0.00	0.00 0.00000000	0.00 0.00000000
A-3 Factors per Thousand	60935FAR1	6.21500%	29,277,000.00	0.00	0.00 0.00000000	0.00 0.00000000	0.00	0.00 0.00000000	0.00 0.00000000
A-4 Factors per Thousand	60935FAS9	6.51500%	23,496,000.00	0.00	0.00 0.00000000	0.00 0.00000000	0.00	0.00 0.00000000	0.00 0.00000000
A-5 Factors per Thousand	60935FAT7	7.17000%	17,989,000.00	10,648,633.39	63,625.58 3.53691589	1,629,251.90 90.56934238	0.00	1,692,877.48 94.10625827	9,019,381.49 501.38315026
B Factors per Thousand	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72 3.90257185	0.00 0.00000000	0.00	52,684.72 3.90257185	7,526,389.08 557.51030222
M-1 Factors per Thousand	60935FAU4	7.27000%	22,500,000.00	12,543,981.79	75,995.62 3.37758311	0.00 0.00000000	0.00	75,995.62 3.37758311	12,543,981.79 557.51030178
M-2 Factors per Thousand	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21 3.48211632	0.00 0.00000000	0.00	66,160.21 3.48211632	10,592,695.74 557.51030211
Pool I Totals			200,000,000.00	41,311,700.00	258,466.13 1.29233065	1,629,251.90 8.14625950	0.00	1,887,718.03 9.43859015	39,682,448.10 198.41224050
GP Factors per Thousand	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			200,000,000.00	41,311,700.00	258,466.13	1,629,251.90	0.00	1,887,718.03	39,682,448.10

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 11/30/02 Determination Date: 12/11/02 Distribution Date: 12/16/02 A

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount
A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	0.00	0.00
A-5	63,625.58	0.00
B	52,684.72	0.00
M-1	75,995.62	0.00
M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount
A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 11/30/02 Determination Date: 12/11/02 Distribution Date: 12/16/02 A

Schedule of Remittance

Aggregate Amount Received	2,000,028.74
Monthly Advance (incl. Comp Int.)	0.00
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	(6,792.12)
(Servicer Fee)	(9,987.53)
(Contingency Fee)	(9,987.53)
(Late Charges)	(11,278.46)
(Escrow)	(9,125.06)

(47,170.70)
Available Remittance Amount	1,952,858.04

Fees

Contingency Fee	9,987.53
Expense Account	1,377.06
FHA Premium Amount	1,610.31
Servicer Fee	9,987.53

Prior Three Months Weighted Average Mortgage Interest Rates

8/02	9/02	10/02

13.756%	13.761%	13.763%

EXHIBIT O	Outstanding Balance	45,703,559.36

	# Accounts	2,295

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	347	6,237,655.02	13.65%
Delinquent 30-59 Days	64	1,017,402.19	2.23%
Delinquent 60-89 Days	26	358,388.49	0.78%
Delinquent 90 and over	25	332,957.73	0.73%
Loans in Foreclosure	11	339,367.61	0.74%
REO Property	5	226,792.28	0.50%

Totals	478	8,512,563.32	18.63%

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 11/30/02 Determination Date: 12/11/02 Distribution Date: 12/16/02 A

Collateral Information

Accelerated Principal Distribution		199,841.64
Adjusted Mortgage Interest Rate		12.223
Aggregate Beginning Principal Balance of Loans		47,309,638.80
Aggregate Ending Principal Balance of Loans		45,703,559.36
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct		1,610.31
Available Maximum Subordination Amount		7,604,173.00
Compensating Interest		186.66
Curtailments		51,455.18
Excess and Monthly Payments		160,196.52
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		15,750.60
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		549,656.96
Payments and Reimbursements to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		0.00
section 4.04 (f)I		19,975.06
Payment of Certificate Remittance Amount (Owner Trustee)		62,152.63
Principal Prepayments (Number / Amount)	79	1,194,564.58
Realized Losses (Current / Cumulative)	199,863.16	29,121,850.59
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		6,021,111.26
WAC		13.763%
WAM		175.492
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.562%
Trigger Event Calculation
1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		2.75%
(ii) Senior Enhancement Percentage		80.27%
2. Both(a) and (b) occur	Yes
(a) Either (x) or (y) occur		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.85%
(y) The Cumulative Realized Losses exceeds $28,200,000		29,121,850.59
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.85%
(y) The Cumulative Realized Losses exceed $9,400,000		29,121,850.59
If 1) or 2) is “YES” then trigger event is in effect	Yes

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372